EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                             JURISDICTION OF     OTHER NAMES UNDER
                                             INCORPORATION OR    WHICH SUBSIDIARY
  NAME (AND % OWNED)                         ORGANIZATION        DOES BUSINESS
-------------------------------------        ----------------    -----------------
Meteor Marketing, Inc. (formerly known as
 Pyramid Stores, Inc. and Fleischli Oil Com-
 pany, Inc.)(100% by Meteor Enterprises, Inc.)    Wyoming               None

Graves Oil & Butane Co., Inc.(100% by             New Mexico            None
 Meteor Marketing, Inc.)

El Boracho, Inc. (100% by Graves Oil &
 Butane Co., Inc.)                                New Mexico            None

Innovative Solutions and Technologies,
 Inc. (100% by Meteor Enterprises, Inc.)          Colorado              None

Meteor Holdings LLC (73% by Meteor
 Enterprises, Inc.)                               Colorado              None

Capco Resources, Inc. (100% by Meteor             Delaware              None
 Holdings LLC)

Bloomfield Pyramid LLC (100% by Graves
 Oil & Butane Co., Inc.)                          New Mexico            None

Graves Rio Rancho No. 1  Ltd. Co.
 (50% by Graves Oil & Butane Co., Inc.)           New Mexico            None

Coors Pyramid LLC (50% by Graves Oil &
 Butane Co., Inc.)                                New Mexico            None

American LP Ltd. Co. (33% by Graves Oil &
 Butane Co., Inc.)                                New Mexico             None

Tri-Valley Gas Co. (100% by Meteor
  Marketing, Inc.)                                Colorado               None

Meteor Properties, LLC (formerly know as BNGS,
 Inc.) (100% by Meteor Marketing, Inc.)           Wyoming                None

Meteor Carroll, LLC (100% by Meteor
  Properties LLC)                                 Colorado               None

Meteor Office, LLC (49.5% by Meteor
 Enterprises, Inc.)                               Colorado               None

Fleischli Fluids Management Company LLC           Wyoming                None
 (100% by Meteor Marketing, Inc.)

Meteor Enterprises, Inc. (100%)                   Colorado               None

Soccoro Pyramid LLC (100% by Meteor
 Properties LLC)                                  New Mexico             None

Meteor Monument LLC (100% by Meteor
  Properties LLC)                                 Colorado               None